Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Michael E. McFarland
President and Chief Executive Officer
Colonial Federal Savings Bank
(617) 471-0750

CFSB BANCORP, INC. ANNOUNCES COMPLETION OF $28.0 MILLION INITIAL PUBLIC OFFERING AND MUTUAL HOLDING COMPANY REORGANIZATION

Quincy, Massachusetts, January 12, 2022 – CFSB Bancorp, Inc. (the “Company”), the holding company for Colonial Federal Savings Bank (the “Bank”), announced that the Company completed its initial public offering and the mutual holding company reorganization of the Bank on January 12, 2022. The shares of the Company’s common stock are expected to begin trading on the Nasdaq Capital Market on January 13, 2022 under the ticker symbol “CFSB.”

The Company sold 2,804,306 shares of common stock at $10.00 per share for gross offering proceeds of $28.0 million. The offering was not oversubscribed.  Accordingly, all valid orders were filled. Direct Registration Statements reflecting the shares purchased in the offering are expected to be mailed on or about January 13, 2022.

Piper Sandler & Co. was the Company’s selling agent in the offering. Luse Gorman, PC served as legal counsel to the Company and the Bank. Silver, Freedman, Taff & Tiernan LLP served as legal counsel to Piper Sandler & Co.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.
These forward-looking statements are based on current beliefs and expectations of the Company’s and the Bank’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s and the Bank’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: risks related to the real estate and economic environment, particularly in the market areas in which the Company and the Bank operate; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of the allowance for loan losses; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of the continuing COVID-19 pandemic; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company and the Bank caution prospective investors not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company disclaims any obligation to publicly release any revision made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
About CFSB Bancorp, Inc. and Colonial Federal Savings Bank
CFSB Bancorp, Inc. is the stock holding company for Colonial Federal Savings Bank as a result of the completion of the reorganization of the Bank into the mutual holding company structure and related stock offering. Colonial Federal Savings Bank was founded in 1889 and currently operates three full-service banking offices and one limited-service banking office in Norfolk, County, Massachusetts.